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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-_____) pertaining to the USinternetworking, Inc. 2000 Employee Stock Purchase Plan, of our report dated March 23, 1999, with respect to the consolidated financial statements of I.I.T. Holding, Inc. and subsidiaries for the years ended December 31, 1996 and 1997, and for the period from January 1, 1998 through September 7, 1998, included in the Prospectus of USinternetworking, Inc. (filed pursuant to Rule 424(b) on February 17, 2000), filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP


Baltimore, Maryland
March 1, 2000